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                                                                    EXHIBIT 3.55

                            ARTICLES OF INCORPORATION

                                       OF

                             SYNAGRO DIGESTION, INC.


                                       I.

         The name of this corporation is Synagro Digestion, Inc.

                                      II.

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The name in the State of California of this corporation's initial agent for service of process is: Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

                                      IV.

         The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1,000,000.

                                       V.

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI.

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the


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indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on July 16, 2001.


                                         /s/ J. Matthew Wilcox
                                         ---------------------------------------
                                         J. Matthew Wilcox, Incorporator


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